                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


  Filed by the Registrant  [X]
  Filed by a Party other than the Registrant  [ ]

  Check the appropriate box:

  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            FORT HOWARD CORPORATION

 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

  Payment of Filing Fee (Check the appropriate box):

  [X]  No fee required.

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transactions applies:

            ....................................................................

       2)  Aggregate number of securities to which transaction applies:

            ....................................................................

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ....................................................................

       4)  Proposed maximum aggregate value of transaction:

            ....................................................................

       5)  Total fee paid:

            ....................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:_______________________________________________
      2)  Form Schedule or Registration Statement No.:__________________________
      3)  Filing Party:_________________________________________________________
      4)  Date Filed:________________________

                                    [LOGO]
                                  FORT HOWARD



MICHAEL T. RIORDAN
     Chairman,
     President
       and
Chief Executive Officer
                                                                 March 26, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders that will be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, in Chicago, Illinois.

  The enclosed notice and proxy statement contain details concerning the business to be acted upon at the meeting. You will note that the Board of Directors of the Company recommends (i) a vote "FOR" the election of three directors to serve until the 2000 Annual Meeting of Stockholders and (ii) a vote "FOR" the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Please sign and return your proxy card in the enclosed postage-paid envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

  To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                      Sincerely,
                                      /s/ Michael T. Riordan
                                      Michael T. Riordan

                                    [LOGO]
                                  FORT HOWARD



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS
OF FORT HOWARD CORPORATION

          The Annual Meeting of Stockholders of Fort Howard Corporation will be held at the Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, on Tuesday, May 13, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect three directors to serve until the 2000 Annual Meeting of Stockholders;

          2. To consider a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

          3. To transact such other business as may properly come before the meeting and any adjournments thereof.

          Stockholders of record at the close of business on March 17, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                    By Order of the Board of Directors

                                    /s/ James W. Nellen II

                                    James W. Nellen II
                                     Vice President and Secretary

Green Bay, Wisconsin
March 26, 1997

  EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                            FORT HOWARD CORPORATION
                              1919 SOUTH BROADWAY
                          GREEN BAY, WISCONSIN 54304

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 13, 1997

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fort Howard Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, on May 13, 1997, at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 26, 1997.

  Only holders of record of shares of Common Stock of the Company at the close of business on March 17, 1997, are entitled to vote at the Annual Meeting or any adjournments thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. The presence, either in person or by properly executed proxy, of the owners of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. On February 14, 1997, there were 74,523,746 shares of Common Stock of the Company outstanding.

  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of directors nominated to serve until the 2000 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders voting by proxy regarding the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock may vote for or against the proposed amendment or may withhold their vote. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director and FOR the proposed amendment to increase the number of authorized shares of Common Stock.

  Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Approval of the proposed amendment to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and will not affect the outcome of the vote for the election of directors. However, abstentions and broker non-votes will have the practical effect as votes cast against the proposed amendment to increase the number of authorized shares of Common Stock.

  The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

  All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice of revocation to the Secretary of the Company at the address set forth above before the Annual Meeting, by delivering another proxy bearing a later date or by attending the Annual Meeting and voting in person.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

  The Board of Directors of the Company is divided into three classes, each class serving for a period of three years. The Board of Directors of the Company has set the number of directors of the Company at nine.

  One-third of the members of the Board of Directors are elected by the stockholders annually. The directors whose terms will expire at the Annual Meeting are Dudley J. Godfrey, Jr., Michael T. Riordan and Frank V. Sica, all of whom have been nominated by the Board of Directors to stand for reelection as directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified.

  Should any one or more of these nominees become unable to serve, or for good cause will not serve, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate a substitute nominee or nominees, in which event the shares represented by all valid proxies received may be voted for such substitute nominee or nominees. The Board of Directors knows of no reason why any nominee may be unable to serve as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR Dudley J. Godfrey, Jr., Michael T. Riordan and Frank V. Sica as directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy.

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                 FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING

-------------------------------------------------------------------------------

   Dudley J. Godfrey, Jr.                             Director since 1995
   Milwaukee, Wisconsin                               Age 70

  Mr. Godfrey is an attorney and a principal in the law firm of Godfrey & Kahn S.C., which he founded in 1956. Mr. Godfrey is also a Director of ARM Financial Group, Inc., CLARCOR Inc. and Manpower, Inc.

-------------------------------------------------------------------------------

   Michael T. Riordan                                 Director since 1992
   Green Bay, Wisconsin                               Age 46

  Mr. Riordan is Chairman, President and Chief Executive Officer of the Company. He became Chairman on March 1, 1997 and has held the positions of President and Chief Executive Officer since October 1996. From March 1992 through September 1996, Mr. Riordan served as President and Chief Operating Officer of the Company. Prior to that time, he was a Vice President of the Company. Mr. Riordan is also a Director of The Dial Corporation.

-------------------------------------------------------------------------------

   Frank V. Sica                                      Director since 1988
   New York, New York                                 Age 46

  Mr. Sica has been a Managing Director of Morgan Stanley & Co. Incorporated ("MS&Co") since 1988. He is a Vice Chairman and Director of Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF II, Inc.") and Morgan Stanley Capital Partners III, Inc. ("MSCP III"). Mr. Sica is also a Director of ARM Financial Group, Inc., Consolidated Hydro, Inc., CSG Systems International, Inc., Highlands Gas Corporation, Ionica L3 Limited, Kohl's Corporation, PageMart Wireless, Inc., SITA Telecommunications Holdings N.V. and Sullivan Communications, Inc.

                          DIRECTORS WHOSE TERMS EXPIRE
                           AT THE 1999 ANNUAL MEETING

--------------------------------------------------------------------------------

   Dr. James L. Burke                                 Director since 1995
   Dublin, Georgia                                    Age 58

  Dr. Burke is President, Chief Executive Officer and a member of the Management Board of Southeast Paper Manufacturing Company and has held such positions since 1993. Prior to that time, he was President and Chief Operating Officer of Garden State Paper Company.

--------------------------------------------------------------------------------

   Kathleen J. Hempel                                 Director since 1979
   Green Bay, Wisconsin                               Age 46

  Ms. Hempel is Vice Chairman and Chief Financial Officer of the Company and has held such positions since March 1992. Prior to that time, she was Senior Executive Vice President and Chief Financial Officer of the Company. Ms. Hempel is also a Director of Whirlpool Corporation.

--------------------------------------------------------------------------------

   David I. Margolis                                  Director since 1995
   New York, New York                                 Age 67

  Until his retirement in February 1995, Mr. Margolis was Chairman of the Board and Chief Executive Officer of Coltec Industries Inc, a manufacturer of diversified industrial equipment. Mr. Margolis is also a Director of Burlington Industries Inc. and Coltec Industries Inc.

                          DIRECTORS WHOSE TERMS EXPIRE
                           AT THE 1998 ANNUAL MEETING

--------------------------------------------------------------------------------

   Donald Patrick Brennan                             Director since 1988
   New York, New York                                 Age 56

  Mr. Brennan has been an Advisory Director of MS&Co since January 1996. Prior to that time, he was head of MS&Co's Merchant Banking Division and Chairman of MSLEF II, Inc., MSCP III and Morgan Stanley Venture Capital II, Inc. Mr. Brennan is also a Director of ICT Group, Inc., Jefferson Smurfit Corporation and SITA Telecommunications Holdings N.V.

--------------------------------------------------------------------------------

   Donald H. DeMeuse                                  Director since 1978
   Green Bay, Wisconsin                               Age 61

  Mr. DeMeuse retired as Chairman of the Board of the Company effective March 1, 1997 and as Chief Executive Officer of the Company effective October 1, 1996. He had held such positions since March 1992. Prior to that time, he was President and Chief Executive Officer of the Company. Mr. DeMeuse is also a Director of Associated Bank Green Bay.

--------------------------------------------------------------------------------

   Robert H. Niehaus                                  Director since 1988
   New York, New York                                 Age 41

  Mr. Niehaus has been a Managing Director of MS&Co since 1990. He is a Vice Chairman and a Director of MSLEF II, Inc. and MSCP III. Mr. Niehaus is also a Director of American Italian Pasta Company, Silgan Corporation, Silgan Holdings Inc., Waterford Wedgwood UK, plc
  (Chairman) and Waterford Crystal Ltd.

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

  The Board of Directors has approved and is recommending that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation (the "Amendment"), in order to increase the number of authorized shares of Common Stock from 100 million to 200 million shares, par value $.01 per share. The proposed Amendment would not increase the number of shares of Preferred Stock of the Company above the 50 million shares, par value $.01 per share, which is currently authorized.

  Although there are sufficient shares to permit all presently contemplated issuances, the Board believes that the Amendment is in the best interests of the Company and its stockholders and will provide the Company with flexibility of action in the future by assuring there will be sufficient authorized but unissued shares of Common Stock available for issuance in connection with potential stock dividends or splits, acquisitions, employee benefit plans and other general corporate purposes without the necessity of further stockholder action at any special or annual meeting.

  The proposed Amendment provides that Section 4.1 of Article IV of the Company's Restated Certificate of Incorporation be amended in its entirety to read as follows:

    "SECTION 4.1 Authorized Capital. Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 250,000,000 shares, of which (i) 200,000,000 shares shall be common stock, par value $.01 per share ("Common Stock") and (ii) 50,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock")."

  Approval of the proposed Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. Neither an abstention nor a broker non-vote is an affirmative vote. Therefore, both will have the practical effect as votes cast against the proposed Amendment.

  The Board of Directors of the Company recommends a vote FOR the proposed Amendment to increase the number of authorized shares of Common Stock. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy.

                     COMMITTEES OF THE BOARD OF DIRECTORS;
                    MEETINGS AND COMPENSATION OF DIRECTORS

  The Board of Directors held four meetings during 1996. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees of the Board of Directors on which they served.

  The Board of Directors has, among other committees, an Audit Committee and a Compensation and Nominating Committee.

  The Audit Committee. The Audit Committee, among other things, recommends to the Board of Directors the selection of the independent auditors of the Company, reviews with the independent auditors the scope and results of the Company's audits, approves the audit fees and reviews the adequacy and effectiveness of the Company's internal auditing, accounting and financial controls with the independent auditors and the Company's financial and accounting staff. The Audit Committee is composed entirely of directors who are not officers of the Company. The members of the Audit Committee are Dr. Burke (Chairman), Mr. Godfrey and Mr. Niehaus. The Audit Committee met twice in 1996.

  The Compensation and Nominating Committee. The Compensation and Nominating Committee reviews and approves all salary arrangements and other remuneration for executive officers of the Company. It is also responsible for the administration of the Fort Howard Corporation 1995 Stock Incentive Plan (the "Stock Incentive Plan"), the Fort Howard Corporation Management Incentive Plan (the "MIP") and the Fort Howard Corporation Supplemental Retirement Plan. The Compensation and Nominating Committee also recommends to the Board of Directors candidates for election to the Board of Directors. The Compensation and Nominating Committee will consider recommendations for nominees for director submitted by stockholders. The Compensation and Nominating Committee is composed entirely of directors who are not officers of the Company. The members of the Compensation and Nominating Committee are Mr. Brennan (Chairman), Mr. Margolis and Mr. Niehaus. The Compensation and Nominating Committee met three times in 1996.

  Compensation of Directors. Officers of the Company who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors. Nonmanagement directors other than Mr. Brennan, Mr. Niehaus and Mr. Sica, each of whom has waived compensation for his services as a director, receive a $30,000 annual fee, $2,000 for each Board meeting attended and $1,000 for each committee meeting attended. The Company pays 50% of the annual fee in the form of cash and 50% of the annual fee in the form of shares of Common Stock pursuant to the Company's 1995 Stock Plan for Non-Employee Directors. The payment of the cash portion of the annual fee may be deferred by any director at such director's election pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors until the earlier of (i) the date of termination of such director's service as a non-employee director, (ii) the date specified by such director in his deferred election form, or (iii) the date of such director's death. In addition, the Company reimburses all of its directors for their travel expenses in connection with their attendance at Board and committee meetings.

                    OWNERSHIP OF COMMON STOCK BY MANAGEMENT

  The following table sets forth information as of February 14, 1997, with respect to beneficial ownership of the Company's outstanding shares of Common Stock by each director, each of the Named Executive Officers (as defined below), and the directors and executive officers of the Company as a group. Except as otherwise noted below, each of the directors and executive officers has sole voting and investment power with respect to the shares he or she owns.

                                                      NUMBER OF SHARES  PERCENT
       NAME                                          BENEFICIALLY OWNED OF CLASS
       ----                                          ------------------ --------
Donald Patrick Brennan.............................              0         --%
James L. Burke.....................................          1,918          *
Donald H. DeMeuse..................................        810,449(a)     1.1
Andrew W. Donnelly.................................        197,477(a)       *
Dudley J. Godfrey, Jr. ............................          4,918(b)       *
Kathleen J. Hempel.................................        617,691(a)       *
David I. Margolis..................................          6,018          *
James W. Nellen II.................................        156,439(a)       *
Robert H. Niehaus..................................              0         --
Daniel J. Platkowski...............................        155,843(a)       *
Michael T. Riordan.................................        223,337(a)       *
John F. Rowley.....................................        132,973(a)       *
Frank V. Sica......................................              0         --
All directors and executive officers as a group (14
 persons)..........................................      2,416,778(a)     3.2%

--------
*  Less than 1%.
(a) Includes the following numbers of shares which the designated director or Named Executive Officer has the right to acquire within 60 days upon the exercise of stock options: Mr. DeMeuse, 643,237 shares; Mr. Donnelly, 178,827 shares; Ms. Hempel, 585,347 shares; Mr. Nellen, 121,989 shares; Mr. Platkowski, 127,858 shares; Mr. Riordan, 193,608 shares; Mr. Rowley, 121,923 shares; and all directors and executive officers as a group, 2,048,314 shares.
(b) Includes 2,000 shares held in a trust over which Mr. Godfrey exercises shared voting and investment power.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of December 31, 1996, with respect to persons known to the Company to be the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock.

                                                  NUMBER OF SHARES    PERCENT
NAME AND ADDRESS                                BENEFICIALLY OWNED(a) OF CLASS
----------------                                --------------------- --------
Morgan Stanley Group Inc.......................      19,354,905(b)      26.0%
 1585 Broadway
 New York, New York 10036
State of Wisconsin Investment Board............       7,035,000(c)       9.5
 P.O. Box 7842
 Madison, Wisconsin 53707
Mellon Bank, N.A., as Trustee for First Plaza
 Group Trust(d)................................       5,477,586          7.4
 1 Mellon Bank Center
 Pittsburgh, Pennsylvania 15258
Neuberger & Berman, LLC........................       4,081,250(e)       5.5
 605 Third Avenue
 New York, New York 10158
FMR Corp.......................................       3,851,700(f)       5.2
 82 Devonshire Street
 Boston, Massachusetts 02109

--------
(a) Stock ownership information is based upon information set forth in the beneficial owner's Schedule 13G report, filed with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Common Stock as of December 31, 1996.
(b) Includes 2,316,299 shares held directly by Morgan Stanley Group Inc. ("Morgan Stanley Group") and 15,110,144 shares held directly by The
     Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"). Morgan
     Stanley Leveraged Equity Fund II, Inc. is the sole general partner of MSLEF II and is a wholly owned subsidiary of Morgan Stanley Group. Also includes 1,387,678 shares held directly by Fort Howard Equity Investors
     II, L.P. and 540,784 shares held directly by Fort Howard Equity
     Investors, L.P. Morgan Stanley Equity Investors Inc. is the sole general partner of both of these partnerships and is a wholly owned subsidiary of Morgan Stanley Group.
(c) State of Wisconsin Investment Board has sole voting and investment power with respect to shares beneficially owned.
(d)  Mellon Bank, N.A. acts as the trustee (the "Trustee") for First Plaza
     Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as First Plaza's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.
(e) Includes 3,065,000 shares held by Neuberger & Berman, LLC and Neuberger & Berman Management Inc., as sub-adviser and investment manager, respectively, of Neuberger & Berman's various funds and which both Neuberger & Berman, LLC and Neuberger & Berman Management Inc. have shared power to make decisions whether to retain or dispose. The remaining balance of shares is held by Neuberger & Berman, LLC for individual client accounts over which Neuberger & Berman, LLC has shared power to dispose.

(f) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,497,500 shares as a result of acting as investment advisor to various investment companies. Each of FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., through its control of Fidelity and the Fidelity funds (the "Funds"), has sole power to dispose of the 3,497,500 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 354,200 shares as a result of its serving as investment manager of the institutional account(s). Each of FMR Corp. and Mr. Johnson, through its control of Fidelity Trust, has sole dispositive power over 354,200 shares and sole power to vote or to direct the voting of 159,900 shares, and no power to vote or to direct the voting of 194,300 shares owned by the institutional accounts referred to above.

                             CERTAIN TRANSACTIONS

 Stockholders Agreement

  The Company, Morgan Stanley Group, MSLEF II, certain other investors and certain management investors (each, a "Holder") have entered into a stockholders agreement dated as of March 1, 1995 (the "Stockholders Agreement"), which contains certain restrictions with respect to the transferability of Common Stock by certain parties thereunder and certain registration rights granted by the Company with respect to such shares.

  Pursuant to the terms of the Stockholders Agreement, MSLEF II and Fort Howard Equity Investors II, L.P. each have the right to have a designee nominated for election to the Company's Board of Directors at any annual meeting of the Company's stockholders, so long as MSLEF II or Fort Howard Equity Investors II, L.P., as the case may be, does not already have a designee as a member of the Board of Directors at the time of such annual meeting. In addition, in the event of a vacancy on the Board of Directors created by the resignation, removal or death of a director nominated by MSLEF II or Fort Howard Equity Investors II, L.P., such stockholders have the right to have a designee nominated for election to fill such vacancy.

  Pursuant to the terms of the Stockholders Agreement, in the event that one or more Holders (other than the management investors) (each, a "Controlling Stockholder") sell a majority of the shares of Common Stock subject to the Stockholders Agreement to a third party, certain other Holders have the right to elect to sell on the same terms the same percentage of such other Holder's shares to the third party as the Controlling Stockholder is selling of its shares of Common Stock. In addition, if a Controlling Stockholder sells all of its shares of Common Stock to a third party, the Controlling Stockholder has the right to require that certain remaining Holders sell all of their shares to the third party on the same terms.

  Pursuant to the terms of the Stockholders Agreement, Holders of specified percentages of Common Stock are entitled to certain demand registration rights ("Demand Rights") with respect to shares of Common Stock held by them; provided, however, that the Company (or purchasers designated by the Company) shall have the right to purchase at fair market value the shares which are the subject of Demand Rights in lieu of registering such shares of Common Stock. In addition to the Demand Rights, Holders are, subject to certain limitations, entitled to register shares of Common Stock in connection with a registration statement prepared by the Company to register its equity securities. The Stockholders Agreement contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by parties thereunder in connection with the registration of Common Stock subject to such agreement.

 Other transactions

  MS&Co served as lead underwriter of the primary and secondary offering of the Company's Common Stock in May 1996 for which it received underwriting fees of approximately $3 million. MS&Co also periodically provides financial advisory services for the Company for which it receives customary fees.

  Mr. Godfrey is a principal in the law firm of Godfrey & Kahn S.C., which provided legal services to the Company during 1996 and received fees from the Company in an immaterial amount.

                 COMPENSATION AND NOMINATING COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

  The Compensation and Nominating Committee is responsible for oversight and administration of executive compensation. The Company's compensation and benefit programs are designed to:

  .Tie executive pay to shareholder value creation through the use of equity-based incentives;

  .Link pay to performance by placing a significant portion of compensation at risk;

  .Align the Company's compensation plans to its business objectives and to the business environment;

  .Measure executives' success in attaining those business objectives; and

  .Attract, retain, and motivate key executives of the Company.

  As a newly public Company in 1995, the Compensation and Nominating Committee recognized that a transition period was necessary to fully achieve the objectives it had established. In 1996, the Compensation and Nominating Committee more fully developed its objectives to consider a number of factors with respect to executive compensation. These factors are discussed in more detail in this Report. The Compensation and Nominating Committee believes that the actions taken in 1996 with respect to the executive compensation program are consistent with its objectives.

COMPONENTS OF COMPENSATION

  With respect to each component of compensation, the Compensation and Nominating Committee considers a number of factors in determining the appropriate level, mix, and form of compensation for its executive officers. One such factor is a reference to the total compensation levels paid to similarly situated executives of a peer group of companies (the "Peer Group") with which the Company competes for executive talent. The Compensation and Nominating Committee does not have an objective of targeting either total compensation or each component of compensation at a specified level. Rather, the Compensation and Nominating Committee utilizes compensation survey information as a general framework for comparison.

  The companies comprising the Peer Group consist of similarly sized diversified paper, consumer packaged goods and manufacturing companies, and companies with similar capital structures. Some of these companies are also included in the industry indices set forth in the Performance Graph on page 13.

  The compensation package is designed so that annual and long-term incentives constitute a majority of the total compensation package.

BASE SALARIES

  Executive officer base salaries generally will be reviewed on a 12-month cycle. Base salary increases will be based on a qualitative evaluation of the following factors: level of responsibility, time in position, prior experience, individual performance, internal equity, and a comparison of salaries paid within the Peer Group. There is no specified weighting of the factors considered.

ANNUAL INCENTIVES

  The Company's MIP is structured to reinforce and reward participants for achieving exceptional performance which the Compensation and Nominating Committee believes is critical as a newly public company. Thus, annual incentive awards with respect to the executive officers may be above the median of the Peer Group if target levels of performance based on a predetermined formula are achieved or exceeded. Awards are reduced significantly if target levels of performance are not achieved.

  Key employees, including all executive officers, participate in the MIP. Awards under the MIP are based on overall corporate performance; however, except for the Chief Executive Officer's award, the Chief Executive Officer, in his sole discretion, may adjust an award plus or minus 20% based on a subjective assessment of individual performance. The Compensation and Nominating Committee reserves the right to adjust the Chief Executive Officer's award based on its subjective assessment of the Chief Executive Officer's individual performance.

  For 1996, each MIP participant was assigned an annual incentive target award based on the achievement of an established operating income goal. Target awards ranged from 20% to 75% of base salary. The Compensation and Nominating Committee considered the following factors in determining the size of the target awards: importance of achieving critical financial performance in the short-term within a highly leveraged environment, the risk/reward structure that is necessary to achieve the Compensation and Nominating Committee's objectives, balance of short and long-term incentives, internal equity, position of the participant, and a reference to the size of awards in the Peer Group. There is no quantitative or specified weighting of the factors considered.

  For 1996, the Compensation and Nominating Committee established a target corporate performance goal that was ambitious and represented a significant increase in operating income over the prior year. The Compensation and Nominating Committee believed it was important for the incentive plan goals to focus executives' attention on the leverage inherent in the financial structure of the Company. Accordingly, the Compensation and Nominating Committee determined that it was critical to achieve the target performance goal. Performance at 95% of target would result in a significant reduction in the MIP award for the executive officers. Performance above target would result in an increased award, but the amount of the award would be subject to an overall limitation specified by the Compensation and Nominating Committee, regardless of the extent to which maximum performance was exceeded.

  Amounts awarded were based upon the Company exceeding its maximum operating income goal. Although the MIP permits the awards to be adjusted as described above based on a subjective assessment of individual performance, no such adjustments to the executive officer awards were made for 1996.

LONG-TERM INCENTIVES

  The Stock Incentive Plan provides that stock options, stock appreciation rights, restricted stock, performance shares, stock equivalents, and dividend equivalents may be granted to key individuals who are in a position to contribute to the future success of the Company. Long-term incentives are intended to reward executives for past performance and to motivate them in the future by providing executives with an incentive to increase shareholder value, thereby aligning pay to shareholder interests.

  To advance its objective of retaining key employees, stock option grants vest on a pro rata basis over a five-year period from the date of grant. Options also have an exercise price equal to the fair market value of the stock on the date of grant.

  In determining the stock option award size for the executive officers, the Compensation and Nominating Committee considered the outstanding overall corporate performance of the Company in 1996, the importance of focusing executives on the future growth of the Company and increasing shareholder value, and a comparison to annual award sizes of the Peer Group. No specified weighting was assigned to the factors considered. The Compensation and Nominating Committee also considered the recommendation of the Chief Executive Officer with respect to stock option awards based on the Chief Executive Officer's evaluation of internal equity and retention issues, and his subjective assessment of individual performance and potential.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

  Mr. DeMeuse retired as Chief Executive Officer effective October 1, 1996 and as Chairman of the Board effective March 1, 1997. Mr. Riordan was named Chief Executive Officer effective October 1, 1996 and Chairman of the Board effective March 1, 1997.

COMPENSATION FOR MR. DEMEUSE

  Mr. DeMeuse had an employment agreement with the Company which took effect in 1993. Mr. DeMeuse's employment agreement provided for a minimum base annual salary and participation with respect to incentive awards.

  Based on a comparison to the Peer Group, the Compensation and Nominating Committee did not adjust Mr. DeMeuse's base salary in 1996. Relative to the Peer Group, his base salary was in the upper quartile. In addition to base salary, Mr. DeMeuse earned a bonus for 1996 under the MIP based on the Company exceeding its maximum operating income goal. No stock options were granted to Mr. DeMeuse in 1996. Based on the results of the analysis comparing 1995 actual compensation levels within the Peer Group, Mr. DeMeuse's total compensation approximated the 75th percentile of other chairmen of the board and chief executive officers of the Peer Group.

COMPENSATION FOR MR. RIORDAN

  Upon being named Chief Executive Officer, the Compensation and Nominating Committee took two actions to provide Mr. Riordan with compensation commensurate with his responsibilities as Chief Executive Officer. First, Mr. Riordan's base salary was increased from $425,000 to $550,000. The Compensation and Nominating Committee deemed it necessary to move Mr. Riordan's salary to a level that is more consistent with base salaries of chief executive officers in the Peer Group. After the salary increase, Mr. Riordan's base salary ranks below the median of the base salaries of the chief executive officers in the Peer Group.

  Second, Mr. Riordan was awarded 12,000 shares of restricted stock and 8,000 restricted stock equivalents. In addition to recognizing Mr. Riordan's additional responsibilities as Chief Executive Officer, the Compensation and Nominating Committee also wanted to increase Mr. Riordan's direct stock ownership in the company to more closely align his compensation to the interests of shareholders. The restricted stock and restricted stock equivalents vest at the rate of 20% per year.

  In addition to base salary, Mr. Riordan earned a bonus for 1996 under the MIP based on the Company exceeding its maximum operating income goal. Consistent with the criteria for determining the size of the stock option awards for all participants, the Compensation and Nominating Committee awarded Mr. Riordan a stock option for 125,000 shares.

  The compensation analysis comparing 1995 compensation levels within the Peer Group was conducted when Mr. Riordan held the position of President and Chief Operating Officer. Based on this analysis, Mr. Riordan's total compensation ranked above the median relative to other president and chief operating officers of the Peer Group.

  Mr. Riordan has an employment agreement which was amended and restated in December 1996. The terms of the employment agreement are summarized on page 16.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

  Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax deductible compensation paid for a particular year to the Chief Executive Officer and to each of the four highest-paid executive officers who are employed as executive officers on the last day of such year (the "Covered Executive Officers"). Presently, because of the application of certain transition rules, the Company does not expect any of the Covered Executive Officers' compensation to be subject to the deductibility limit. While it is the Compensation and Nominating Committee's intention to maximize the deductibility of compensation paid to executive officers to the extent the Compensation and Nominating Committee deems appropriate, the Compensation and Nominating Committee may, from time to time, reevaluate its policy with respect to Section 162(m).

                                     COMPENSATION AND NOMINATING COMMITTEE
                                     Donald Patrick Brennan, Chairman
                                     David I. Margolis
                                     Robert H. Niehaus

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return for the period from March 9, 1995 (the date the Company became a public company) through December 31, 1996 to the cumulative total returns for the S&P 500 Composite Index ("S&P 500 Index") and the S&P 500 Household Products and the S&P 500 Paper and Forest Products Group Indices combined and weighted equally ("Household Products/Paper and Forest Products Combined Indices"). The graph assumes an investment of $100 in the Common Stock of the Company and in each index as of March 9, 1995, and the reinvestment of all dividends. The line graph is not intended to be indicative of future stock performance.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
              FROM MARCH 9, 1995 THROUGH DECEMBER 31, 1996 AMONG
                  FORT HOWARD CORPORATION, S&P 500 INDEX AND
         HOUSEHOLD PRODUCTS/PAPER AND FOREST PRODUCTS COMBINED INDICES


                             [GRAPH APPEARS HERE]




                                                            HOUSEHOLD PRODUCTS/
                                                             PAPER AND FOREST
                                                    S&P 500  PRODUCTS COMBINED
    DATE                                FORT HOWARD  INDEX        INDICES
    ----                                ----------- ------- -------------------
March 9, 1995..........................   $100.00   $100.00       $100.00
December 31, 1995......................   $187.50   $129.83       $119.05
December 31, 1996......................   $230.73   $159.57       $141.78

                            EXECUTIVE COMPENSATION

  The following table presents information concerning compensation paid for services to the Company during 1996 and the two prior fiscal years to the current and former Chief Executive Officer, the four other most highly compensated executive officers and one other former executive officer (the "Named Executive Officers") of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 -------------------------
                                       ANNUAL COMPENSATION               AWARDS
                                  ------------------------------ -------------------------
                                                                               NUMBER OF
                                                    OTHER ANNUAL RESTRICTED    SECURITIES  ALL OTHER
                                                      COMPEN-      STOCK       UNDERLYING   COMPEN-
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS    SATION(a)     AWARDS     OPTIONS/SARS SATION(b)
---------------------------  ---- -------- -------- ------------ ----------   ------------ ---------
Donald H. DeMeuse.......     1996 $750,000 $825,000    $1,963            0            0     $85,824
 Chairman (through           1995  750,000  973,125     2,648            0      100,000      70,687
 February 28, 1997) and      1994  750,000  307,500     7,802            0            0      69,366
 Chief Executive Officer
 (through September 30,
 1996)
Michael T. Riordan......     1996 $458,654 $467,500    $1,676     $490,000(c)   125,000     $32,029
 Chairman (as of March       1995  378,846  486,563     1,641            0      100,000      22,088
 1, 1997), Chief             1994  375,000  153,750     4,671            0            0      21,400
 Executive Officer (as
 of October 1, 1996) and
 President
Kathleen J. Hempel......     1996 $480,000 $528,000    $  359            0       50,000     $33,640
 Vice Chairman and Chief     1995  480,000  622,800       289            0       50,000      27,891
 Financial Officer           1994  480,000  196,800     1,036            0            0      27,311
John F. Rowley..........     1996 $251,539 $275,000    $  134            0       25,000     $17,828
 Executive Vice              1995  250,000  324,375       103            0       20,000      14,688
 President                   1994  237,885   96,350       338            0            0      13,676
Daniel J. Platkowski....     1996 $235,385 $258,500    $  119            0       22,000     $17,251
 Senior Vice President       1995  221,154  285,450        70            0       15,000      13,490
                             1994  210,769   77,900       405            0            0      12,607
James W. Nellen II......     1996 $220,769 $242,000    $  252            0       22,000     $15,866
 Vice President, General     1995  220,000  285,450        77            0       15,000      13,097
 Counsel and Secretary       1994  205,577   84,050        63            0            0      11,998
Andrew W. Donnelly(d)...     1996 $330,000 $363,000    $  214            0            0     $22,951
 Former Executive Vice       1995  330,000  428,175       880            0       20,000      19,026
 President                   1994  330,000  135,300       162            0            0      18,603

--------
(a) Consists of amounts reimbursed for the payment of taxes.
(b) Consists of Company contributions to the Company's profit sharing plan and supplemental retirement plan.
(c) Consists of a grant of Restricted Stock and Stock Equivalents pursuant to, and as defined in, the Stock Incentive Plan. The Restricted Stock granted to Mr. Riordan, subject to certain exceptions, will vest and the restrictions thereon will lapse on a pro rata basis on each of the first five anniversaries of the date of grant. Mr. Riordan has the right to receive cash dividends (if any) on the Restricted Stock, however, stock dividends (if any) will be treated as additional shares under his award and will be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued. The Stock Equivalents granted to Mr. Riordan will also, subject to certain exceptions, vest on a pro rata basis on each of the first five anniversaries of the date of grant. Each such Stock Equivalent entitles Mr. Riordan to a cash payment equal to the fair market value of a share of Common Stock on the applicable vesting date as promptly as practicable following such date.
(d) Mr. Donnelly's status as an executive officer terminated on October 18, 1996. For a description of his resignation agreement, see "Employment and Related Agreements."

  The following table presents information concerning grants of stock options pursuant to the Stock Incentive Plan made during the 1996 fiscal year to each of the Named Executive Officers. No stock appreciation rights were granted under the Stock Incentive Plan during 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------
                                       PERCENT OF
                          NUMBER OF      TOTAL
                          SECURITIES  OPTIONS/SARS
                         UNDERLLYING   GRANTED TO  EXERCISE OR
                         OPTIONS/SARS EMPLOYEES IN    BASE                        GRANT DATE
NAME                      GRANTED(a)      1996     PRICE($/SH) EXPIRATION DATE PRESENT VALUE(b)
----                     ------------ ------------ ----------- --------------- ----------------
Donald H. DeMeuse.......         0         --           --             --                --
Michael T. Riordan......   125,000        16.7%      $27.75       12/09/06        $1,087,500
Kathleen J. Hempel......    50,000         6.7        27.75       12/09/06        $  435,000
John F. Rowley..........    25,000         3.3        27.75       12/09/06        $  217,500
Daniel J. Platkowski....    22,000         2.9        27.75       12/09/06        $  191,400
James W. Nellen II......    22,000         2.9        27.75       12/09/06        $  191,400
Andrew W. Donnelly......         0         --           --             --                --

--------
(a) All grants consisted of nonqualified stock options with a term of 10 years granted pursuant to the Stock Incentive Plan. Subject to certain conditions, the options vest and become exercisable as to 20% of such options on each of the first five anniversaries of the date of grant. Exercisability of the options is accelerated in the event of a Named Executive Officer's death, disability, termination by the Company without "cause" (as defined for purposes of the Stock Incentive Plan) or, unless otherwise determined by the Compensation and Nominating Committee, upon a "change in control" (as defined below under "1995 Stock Incentive Plan"). Notwithstanding the foregoing, no option may be exercised within the first six months following the date of grant. The Compensation and Nominating Committee has the discretion to accelerate the exercisability of any options granted under the Stock Incentive Plan.
(b) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
    (i) an option exercise price of $27.75, equal to the fair market value of the underlying stock on the date of grant; (ii) an expected weighted average option life equal to five years; (iii) an interest rate of 6.07% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the expected weighted average option life; and (iv) volatility of 19.26% calculated using daily stock prices of the companies comprising the Household Products/Paper and Forest Products Combined Indices in the five year period preceding 1997. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

  The following table presents information concerning unexercised stock options for the Named Executive Officers. No stock options were exercised by the Named Executive Officers during 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                         NUMBER OF UNEXERCISED OPTIONS        VALUE OF UNEXERCISED IN-THE-MONEY
                           HELD AT DECEMBER 31, 1996        OPTIONS HELD AT DECEMBER 31, 1996(a)
                         --------------------------------   ----------------------------------------
                          EXERCISABLE      UNEXERCISABLE       EXERCISABLE          UNEXERCISABLE
                         --------------   ---------------   -------------------  -------------------
Donald H. DeMeuse.......          643,237                 0 $         7,139,299                    0
Michael T. Riordan......          193,608           205,000           2,005,140    $         635,000
Kathleen J. Hempel......          585,347            90,000           7,060,358              317,500
John F. Rowley..........          121,923            41,000           1,342,947              127,000
Daniel J. Platkowski....          127,858            34,000           1,420,362               95,250
James W. Nellen II......          121,989            34,000           1,348,130               95,250
Andrew W. Donnelly......          178,827                 0           1,953,353                    0

--------
(a) The value of unexercised in-the-money options represents the positive spread between the December 31, 1996 closing price of the Common Stock of $27.6875 per share as reported on the Nasdaq National Market System and the exercise price of unexercised options. The actual amount, if any, realized upon exercise of options will depend upon the market price of the Common Stock relative to the per share exercise price at the time the option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

EMPLOYMENT AND RELATED AGREEMENTS

  The Named Executive Officers (other than Messrs. DeMeuse and Donnelly) are parties to employment agreements with the Company (the "Employment Agreements") which were amended and restated on December 13, 1996. The Employment Agreements contain customary employment terms, have an initial term that expires on December 31, 1999 (December 31, 2001, in the case of Mr. Riordan), provide for automatic one-year extensions (unless notice not to extend is given by either party at least six months prior to the end of the effective term), and provide for base annual salaries in an amount at least equal to such Named Executive Officer's base salary on December 13, 1996 and participation in certain annual incentive bonus arrangements. Prior to the date hereof, such annual incentive bonuses have been provided for under the MIP. In the event of the termination of the employment of a Named Executive Officer by the Company without "cause" (other than by reason of death or disability) or by such Named Executive Officer for "good reason" (as such terms are defined in the Employment Agreements), the Employment Agreements provide that such Named Executive Officer would receive his or her full base salary for a period (in each case, the "Severance Period") of three years, in the case of Mr. Riordan and Ms. Hempel, and one year in the case of the other Named Executive Officers (two years if such termination follows a "change in control" of the Company (as defined below under "1995 Stock Incentive Plan")). In addition, during the Severance Period, such Named Executive Officer would continue to receive bonus payments for three years, in the case of Mr. Riordan and Ms. Hempel, and for one year in the case of the other Named Executive Officers (two years if such termination follows a "change in control" of the Company), the amount of which is based on the average of the bonuses paid under the MIP for the three-year period prior to the date of termination. During the Severance Period, such Named Executive Officer would also continue to participate in all other compensation and benefit plans of the Company and would be entitled to outplacement assistance. Each of the Employment Agreements also includes noncompetition and confidentiality provisions.

  The Company formerly maintained employment agreements with each of Messrs. DeMeuse and Donnelly. Mr. DeMeuse retired as an executive officer and employee of the Company effective March 1, 1997. In connection with his retirement, the Company has agreed to provide Mr. DeMeuse and his spouse with medical and dental coverage for the remainder of their respective lifetimes. The employment agreement with Mr. Donnelly has been superseded by the Resignation Agreement discussed below.

  Andrew W. Donnelly, formerly an Executive Vice President of the Company, resigned as an executive officer of the Company effective as of October 18, 1996 and as an employee of the Company effective as of December 31, 1996. Under a letter agreement with the Company (the "Resignation Agreement"), Mr. Donnelly will continue to receive his base salary until October 18, 1998, and will receive a cash bonus for 1997 in lieu of participation for such year in the MIP. Mr. Donnelly will receive an additional amount for 1997 in lieu of any benefits that he would have received for such year under the Company's retirement plans. The Resignation Agreement also provides for Mr. Donnelly's continued participation in the Company's group health plan until the earlier of October 18, 1998 or the date on which he obtains other coverage, as well as the continuation of his group life insurance coverage until October 18, 1998. Mr. Donnelly has agreed to serve as a consultant to the Company until December 31, 1998. The Resignation Agreement also includes noncompetition and confidentiality restrictive covenants.

MANAGEMENT INCENTIVE PLAN

  Participation in the MIP is based upon individual selection by the Compensation and Nominating Committee from among the full-time salaried employees who, in the judgment of the Chief Executive Officer, serve in key executive, administrative, professional or technical capacities. Awards are based upon the extent to which the Company's financial performance during the year has met or exceeded certain performance goals specified by the Compensation and Nominating Committee. The Compensation and Nominating Committee may alternatively grant a discretionary bonus. A participant must be employed by the Company on the last day of the year in order to receive a bonus for such year, except in the case of death, disability or retirement after age 55, in which case such participant would receive a pro rata bonus. In the event of termination of a participant's employment without "cause" (as defined in the MIP) within two years following a "change in control" (as defined below under "1995 Stock Incentive Plan"), participants would receive a pro rata bonus for such year equal to the maximum award amount for which such participant was eligible.

1995 STOCK INCENTIVE PLAN

  The Stock Incentive Plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares, stock equivalents and dividend equivalents (individually, an "Award" or collectively, "Awards"). Employees who are eligible to receive Awards are those officers or other key employees with potential to contribute to the future success of the Company or its subsidiaries. A total of 3,359,662 shares of Common Stock may be issued pursuant to Awards under the Stock Incentive Plan, subject to adjustment in accordance with the terms of the Stock Incentive Plan.

  The only Awards that have been granted to date under the Stock Incentive Plan are nonqualified stock options and a grant of restricted stock and stock equivalents to Michael T. Riordan in September 1996. In the event of a change in control and except as the Compensation and Nominating Committee (as constituted prior to such change in control) may expressly provide otherwise, all stock options then outstanding will become fully exercisable, all restrictions on the restricted stock then outstanding will lapse and will be fully vested and all stock equivalents then outstanding will be fully vested (except for any stock options, restricted stock or stock equivalents granted within six months of the Change in Control). For purposes of the Stock Incentive Plan, a "change in control" shall have occurred when (A) any person (other than (x) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plans, (y) Morgan Stanley Group, MSLEF II, Fort Howard Equity Investors, L.P., Fort Howard Equity Investors II, L.P., or any of their respective affiliates or (z) any general or limited partner of MSLEF II, Fort Howard Equity Investors, L.P. or Fort Howard Equity Investors II, L.P.), alone or together with its affiliates and associates (collectively, an "Acquiring Person"), shall become the beneficial owner of 20% or more of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors (as defined below) determine to be in the best interests of the Company and its stockholders (other than an Acquiring Person on whose behalf the offer is being made)), or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors"), no longer constitute a majority of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Nominating Committee are Donald Patrick Brennan, Robert H. Niehaus and David I. Margolis. Mr. Brennan and Mr. Niehaus are employed by MS&Co as an Advisory Director and a Managing Director, respectively. See "Committees of the Board of Directors--The Compensation and Nominating Committee."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to report their ownership and changes in their ownership of the Company's Common Stock to the Securities and Exchange Commission. Directors, officers and greater than 10% stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to report in this proxy statement any failure of its directors, executive officers and greater than 10% stockholders to file by these dates.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required, the Company believes that all such filing requirements were satisfied by its officers, directors and greater than 10% stockholders, except that one report was filed late by each of Andrew W. Donnelly, Leeway & Co. and Morgan Stanley Group.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP was the Company's independent public accountant for 1996. Arthur Andersen LLP is expected to have a representative at the Annual Meeting. This representative will be available to respond to appropriate questions at that time and will have an opportunity to make a statement, if he or she so desires. The Board of Directors has selected Arthur Andersen LLP to audit the Company's accounts for 1997.

                           EXPENSES OF SOLICITATION

  All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged ChaseMellon Shareholder Services, L.L.C. to assist with the solicitation of proxies for an estimated fee of $4,250, plus expenses. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

  ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent and registrar, will receive and tabulate proxies and will provide representatives to act as inspectors of election at the Annual Meeting.

                            STOCKHOLDERS' PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before November 26, 1997, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting. Proposals should be addressed to James W. Nellen II, Secretary, Fort Howard Corporation, 1919 South Broadway, Green Bay, Wisconsin 54304.

  Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

                               OTHER INFORMATION

  As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

  The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996, which includes financial statements, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

  ANY STOCKHOLDER WHO DESIRES A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A WRITTEN REQUEST TO THE PUBLIC AFFAIRS DEPARTMENT, FORT HOWARD CORPORATION, P.O. BOX 19130, GREEN BAY, WISCONSIN 54307-9130.

                                          By Order of the Board of Directors

                                          /s/ James W. Nellen II
                                            James W. Nellen II
                                              Vice President and Secretary

Green Bay, Wisconsin
March 26, 1997

                            FORT HOWARD CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1997

The undersigned hereby appoints Michael T. Riordan, Kathleen J. Hempel and
James W. Nellen II, or any of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Fort Howard Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, at the Metropolitan Club, Sears Tower, 66th Floor, 233 South Wacker Drive, Chicago. Illinois, and at any adjournments thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposals set forth in the Proxy Statement with the same effect as though the undersigned were present in person and voting such shares. The proxies are further authorized in their direction to vote upon such other business as may properly come before the Annual Meeting of Stockholders, and any adjournments thereof. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting of Stockholders and any adjournment thereof.



PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 MILLION TO 200 MILLION SHARES IN THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD.

                               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)


                             FOLD AND DETACH HERE

QS


This proxy, when properly executed, will be voted as directed. If no direction is given, shares of Common Stock will be voted "FOR" each of the proposals set forth below.

        The Board of Directors recommends a vote "FOR" each of the proposals set forth below.

1. Election of Directors. The nominees are Dudley J. Godfrey, Jr., Michael T. Riordan and Frank V. Sica.

FOR All Nominees     WITHHOLD Authority To   FOR except WITHHOLD authority to
                     Vote For All Nominees   vote for the following nominees(s):
    [_]                      [_]
                                             -----------------------------------

2. Approval of the proposed Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 200 million shares.

     FOR        AGAINST         ABSTAIN
     [_]          [_]            [_]



                               Please indicate whether you will be attending the annual meeting in person:


                                     Will Attend               Will Not Attend
                                        [_]                        [_]



                                         SIGNATURES(S)_________________________

                                         ______________________________________

                                         DATED:___________________________, 1997
                                         IMPORTANT:  Please sign EXACTLY as
                                         name(s) appear hereon. Joint Owners
                                         should each sign. When signing as
                                         executor, administrator, trustee,
                                         guardian, attorney or corporate
                                         officer, please give full title.


                             FOLD AND DETACH HERE

  CONFIDENTIAL VOTING INSTRUCTIONS TO BANKERS TRUST COMPANY AS TRUSTEE OF THE
          FORT HOWARD CORPORATION PROFIT SHARING RETIREMENT PLAN AND
                 THE HARMON ASSOC., CORP. PROFIT SHARING PLAN
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORT HOWARD CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1997


The undersigned, a participant in either the Fort Howard Corporation Profit Sharing Retirement Plan or the Harmon Assoc., Corp. Profit Sharing Plan, hereby appoints Bankers Trust Company, as Trustee, to vote, in person or by proxy, all shares of Common Stock of Fort Howard Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 1997, at 10:00 a.m., local time, at the Metropolitan Club, Sears Tower, 66th Floor, 233 South Wacker Drive, Chicago, Illinois, and at any adjournments thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposals set forth in the Proxy Statement with the same effect as though the undersigned were present in person and voting such shares. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting of Stockholders, and any adjournments thereof. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting of Stockholders and any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THE PARTICIPANT. IF THE PARTICIPANT FAILS TO MARK OR SIGN AND RETURN THIS VOTING INSTRUCTION, THE TRUSTEES WILL VOTE SUCH SHARES IN THE SAME PROPORTION AS THEY VOTE THE SHARES HELD FOR OTHER PARTICIPANTS FOR WHICH THE TRUSTEES RECEIVE INSTRUCTIONS.

               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

1. Election of Directors            PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
                                        DARK INK AND SIGN AND DATE BELOW


[_] VOTE FOR ALL        [_] WITHHOLD FROM
                            VOTING FOR ALL


        [_] FOR, EXCEPT withhold authority
            to vote for the following
            nominees:
                        [_] Dudley J. Godfrey, Jr.

                        [_] Michael T. Riordan

                        [_] Frank V. Sica


2. Approval of the proposed Amendment           FOR     AGAINST    ABSTAIN
   to the Company's Certificate of
   Incorporation to increase the number         [_]       [_]        [_]
   of authorized shares of Common Stock
   from 100 million to 200 million
   shares.



                                                ------------------------------
                                                SIGNATURE                DATE